Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS THIRD QUARTER RESULTS
Announces new $100M share purchase authorization

GREENVILLE, SC -- May 7, 2024 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the third quarter ended March 31, 2024.

	Third Quarter Summary
	Q3 FY24	Q3 FY23	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$752,599	$885,519	-15.0%
Gross profit	$94,481	$111,762	-15.5%
Gross profit margin %	12.55%	12.62%	-7bp
Operating income	$17,542	$34,279	-48.8%
GAAP net income	$12,806	$21,221	-39.7%
GAAP diluted EPS	$0.50	$0.83	-39.8%
Operating cash flow	$160,152	$54,837	n/m
Select Non-GAAP measures*:
Adjusted EBITDA	$33,095	$45,656	-27.5%
Adjusted EBITDA margin %	4.40%	5.16%	-76bp
Non-GAAP net income	$17,461	$24,330	-28.2%
Non-GAAP diluted EPS	$0.69	$0.96	-28.1%
Free cash flow	$157,732	$52,551	n/m
n/m - not meaningful
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplemental Information.

“While hardware sales were lower than we expected, our resilient business model delivered strong margins and robust free cash flow,” said Mike Baur, Chair and CEO, ScanSource, Inc. “Our strong balance sheet gives us the capacity and flexibility to execute our disciplined capital allocation plans.”

Quarterly Results

Net sales for the third quarter of fiscal year 2024 totaled $752.6 million, down 15.0% year-over-year. Specialty Technology Solutions net sales for the third quarter decreased 14.5% year-over-year to $483.7 million from softer demand across technologies within the segment. Modern Communications & Cloud net sales for the third quarter decreased 15.9% year-over-year to $268.9 million from lower sales volumes in communications hardware and Cisco products. Net billings for Intelisys increased to approximately $2.68 billion annualized, and Intelisys net sales for the third quarter increased 4.0%.

Gross profit for the third quarter of fiscal year 2024 decreased 15.5% year-over-year to $94.5 million with a gross profit margin of 12.55% versus 12.62% in the prior-year quarter and 11.39% in the second quarter of fiscal year 2024. The gross profit margin reflects a higher percentage of Intelisys revenue in our overall revenue mix, which is recorded on a net basis and therefore contributes to higher gross profit margin.

For the third quarter of fiscal year 2024, operating income was $17.5 million compared to $34.3 million in the prior-year quarter. Third quarter fiscal year 2024 non-GAAP operating income decreased to $25.3 million down from $38.4 million for the prior-year quarter.

On a GAAP basis, net income for the third quarter of fiscal year 2024 totaled $12.8 million, or $0.50 per diluted share, compared to net income of $21.2 million, or $0.83 per diluted share, for the prior-year quarter. Third quarter fiscal year 2024 non-GAAP net income totaled $17.5 million, or $0.69 per diluted share, down from $24.3 million, or $0.96 per diluted share, for the prior-year quarter. Interest expense for the quarter decreased to $2.0 million, down from $5.7 million for the prior-year quarter, reflecting lower borrowings.

On a non-GAAP basis, adjusted EBITDA for the third quarter of fiscal year 2024 decreased 27.5% to $33.1 million, or 4.40% of net sales, compared to $45.7 million, or 5.16% of net sales, for the prior-year quarter.

ScanSource generated $316.9 million of operating cash flow and $309.6 million of free cash flow (non-GAAP) in the first nine months of fiscal year 2024.

Updated Annual Financial Outlook for Fiscal Year 2024

ScanSource updates its expectations for the full fiscal year ending June 30, 2024 and replaces previously provided guidance:

	FY24 Annual Outlook	Prior FY24 Annual Outlook
Net sales	At least $3.3 billion	At least $3.5 billion
Adjusted EBITDA (non-GAAP)	At least $140 million	At least $155 million
Free cash flow (non-GAAP)	At least $275 million	At least $200 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Share Repurchase Authorization
ScanSource announced a new $100 million authorization by its Board of Directors to purchase shares of the Company's common stock. This supplements the existing authorization of which approximately $45 million remained outstanding as of March 31, 2024.

Repurchases may be made at management's discretion through open market or privately negotiated transactions, including pursuant to one or more Rule 10b5-1 trading plans to facilitate. This share repurchase authorization does not obligate ScanSource to purchase any particular amount of common stock, and it may be suspended at any time at the Company's discretion. The authorization does not have any time limit.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, May 7, 2024, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY24 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement ScanSource's organic growth strategy, credit risks involving ScanSource's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, economic weakness and inflation, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major customers, relationships with key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2023. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP operating income margin, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). Non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, gain on sale of business, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. We believe this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, software as a service ("SaaS"), connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of mobility and barcode, point-of-sale (POS), payments, networking, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2023 Best Places to Work in South Carolina and on FORTUNE magazine’s 2024 List of World’s Most Admired Companies. ScanSource ranks #817 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	March 31, 2024	June 30, 2023*
Assets
Current assets:
Cash and cash equivalents	$159,050	$36,178
Accounts receivable, less allowance of $19,566 at March 31, 2024 and $15,480 at June 30, 2023	589,847	753,236
Inventories	529,163	757,574
Prepaid expenses and other current assets	138,100	110,087
Total current assets	1,416,160	1,657,075
Property and equipment, net	35,594	37,379
Goodwill	207,616	216,706
Identifiable intangible assets, net	41,510	68,495
Deferred income taxes	19,231	17,764
Other non-current assets	62,877	70,750
Total assets	$1,782,988	$2,068,169
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$555,733	$691,119
Accrued expenses and other current liabilities	74,664	78,892
Income taxes payable	4,792	9,875
Current portion of long-term debt	7,857	6,915
Total current liabilities	643,046	786,801
Deferred income taxes	—	3,816
Long-term debt, net of current portion	138,024	144,006
Borrowings under revolving credit facility	—	178,980
Other long-term liabilities	57,867	49,268
Total liabilities	838,937	1,162,871
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 24,708,808 and 24,844,203 shares issued and outstanding at March 31, 2024 and June 30, 2023, respectively	46,426	58,241
Retained earnings	997,642	936,678
Accumulated other comprehensive loss	(100,017)	(89,621)
Total shareholders’ equity	944,051	905,298
Total liabilities and shareholders’ equity	$1,782,988	$2,068,169

*Derived from audited financial statements.

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31, 2024		Nine months ended March 31,
	2024	2023	2024	2023
Net sales	$752,599	$885,519	$2,513,696	$2,840,573
Cost of goods sold	658,118	773,757	2,211,958	2,499,992
Gross profit	94,481	111,762	301,738	340,581
Selling, general and administrative expenses	66,574	70,669	208,930	211,337
Depreciation expense	2,690	2,644	8,449	8,085
Intangible amortization expense	3,752	4,170	11,982	12,561
Restructuring and other charges	3,923	—	3,923	—
Operating income	17,542	34,279	68,454	108,598
Interest expense	2,001	5,715	10,947	14,223
Interest income	(2,652)	(1,710)	(6,096)	(5,327)
Gain on sale of business	—	—	(14,533)	—
Other expense, net	241	361	991	1,314
Income before income taxes	17,952	29,913	77,145	98,388
Provision for income taxes	5,146	8,692	16,181	27,391
Net income	$12,806	$21,221	$60,964	$70,997

Per share data:
Net income per common share, basic	$0.51	$0.84	$2.44	$2.81
Weighted-average shares outstanding, basic	25,025	25,196	24,982	25,228

Net income per common share, diluted	$0.50	$0.83	$2.41	$2.79
Weighted-average shares outstanding, diluted	25,437	25,439	25,291	25,436

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Nine months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$60,964	$70,997
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of business	(14,533)	—
Depreciation and amortization	21,217	21,359
Amortization of debt issue costs	289	481
Provision for doubtful accounts	5,863	1,852
Share-based compensation	7,729	8,633
Deferred income taxes	(1,565)	1,409
Finance lease interest	70	31
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	143,774	46,652
Inventories	226,878	(136,257)
Prepaid expenses and other assets	(28,163)	39,178
Other non-current assets	6,022	(1,772)
Accounts payable	(117,860)	(60,717)
Accrued expenses and other liabilities	11,338	(16,780)
Income taxes payable	(5,115)	4,426
Net cash provided by (used in) operating activities	316,908	(20,508)
Cash flows from investing activities:
Capital expenditures	(7,285)	(6,549)
Proceeds from sale of business, net of cash transferred	17,978	—
Net cash provided by (used in) investing activities	10,693	(6,549)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	1,242,915	1,871,909
Repayments on revolving credit, net of expenses	(1,421,895)	(1,848,554)
Repayments on long-term debt, net	(5,040)	16,527
Borrowings (repayments) on finance lease obligation	(585)	(612)
Debt issuance costs	—	(1,407)
Exercise of stock options	4,626	853
Taxes paid on settlement of equity awards	(2,794)	(2,433)
Common stock repurchased	(21,168)	(10,718)
Net cash (used in) provided by financing activities	(203,941)	25,565
Effect of exchange rate changes on cash and cash equivalents	(788)	879
Increase in cash and cash equivalents	122,872	(613)
Cash and cash equivalents at beginning of period	36,178	37,987
Cash and cash equivalents at period end	$159,050	$37,374

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2024	2023
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	12.1%	14.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$12,806	$21,221
Plus: Interest expense	2,001	5,715
Plus: Income taxes	5,146	8,692
Plus: Depreciation and amortization	6,742	7,074
EBITDA (non-GAAP)	26,695	42,702
Plus: Tax recovery	(515)	—
Plus: Share-based compensation	2,388	2,954
Plus: Cyberattack restoration costs	93	—
Plus: Acquisition and divestiture costs	511	—
Plus: Restructuring costs	3,923	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$33,095	$45,656

Invested Capital Calculations:
Equity – beginning of the quarter	$953,601	$862,386
Equity – end of the quarter	944,051	878,895
Plus: Share-based compensation, net	1,784	2,191
Plus: Cyberattack restoration costs, net	69	—
Plus: Divestiture costs	511	—
Plus: Restructuring, net	2,935	—
Plus: Tax recovery, net	(1,648)	—
Average equity	950,652	871,736
Average funded debt (b)	153,131	398,318
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,103,783	$1,270,054

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 91 days in the current and 90 days in the prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

	Quarter ended March 31,		Nine months ended March 31,
	2024	2023	2024	2023
GAAP operating cash flow	$160,152	$54,837	$316,908	$(20,508)
Less: Capital Expenditures	(2,420)	(2,286)	(7,285)	(6,549)
Free cash flow (non-GAAP)	$157,732	$52,551	$309,623	$(27,057)

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2024	2023	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$483,704	565,652	(14.5)%
Foreign exchange impact (a)	(620)	—
Non-GAAP net sales	$483,084	$565,652	(14.6)%

Modern Communications & Cloud:
Net sales, reported	$268,895	$319,867	(15.9)%
Foreign exchange impact (a)	(3,177)	—
Less: Divestitures	—	(2,530)
Non-GAAP net sales	$265,718	$317,337	(16.3)%

Consolidated:
Net sales, reported	$752,599	$885,519	(15.0)%
Foreign exchange impact (a)	(3,797)	—
Less: Divestitures	—	(2,530)
Non-GAAP net sales	$748,802	$882,989	(15.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2023.

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended March 31,
	2024	2023	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$671,246	$808,797	(17.0)%

International:
Net sales, reported	$81,353	$76,722	6.0%
Foreign exchange impact(a)	(3,797)	—
Less: Divestitures	—	(2,530)
Non-GAAP net sales	$77,556	$74,192	4.5%

Consolidated:
Net sales, reported	$752,599	$885,519	(15.0)%
Foreign exchange impact(a)	(3,797)	—
Less: Divestitures	—	(2,530)
Non-GAAP net sales	$748,802	$882,989	(15.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2023.

SCANSOURCE REPORTS THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended March 31, 2024
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs	Restructuring costs	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$66,574	$—	$(511)	$(3,923)	$515	$(93)	$62,562
Operating income	17,542	3,752	511	3,923	(515)	93	25,306
Pre-tax income	17,952	3,752	511	3,923	(515)	93	25,716
Net income	12,806	2,788	511	2,935	(1,648)	69	17,461
Diluted EPS	$0.50	$0.11	$0.02	$0.12	$(0.06)	$—	$0.69

	Quarter ended March 31, 2023
	GAAP Measure	Intangible amortization expense	Acquisition & divestiture costs	Restructuring costs	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$70,669	$—	$—	$—	$—	$—	$70,669
Operating income	34,279	4,170	—	—	—	—	38,449
Pre-tax income	29,913	4,170	—	—	—	—	34,083
Net income	21,221	3,109	—	—	—	—	24,330
Diluted EPS	$0.83	$0.12	$—	$—	$—	$—	$0.96

(a) Reflects gain on the sale of the UK-based intY business. This transaction resulted in a capital loss for tax purposes. ScanSource did not record a tax provision on the capital loss since there were no offsetting capital gains.

SCANSOURCE REPORTS THIRD QUARTER RESULTS

Annual Financial Outlook for Fiscal Year 2024:

FY 24 Outlook
GAAP operating income	At least $96 million
Intangible amortization	$16 million
Depreciation expense	$12 million
Share-based compensation expense	$10 million
Interest income and income (expense), net	$6 million
Adjusted EBITDA (non-GAAP)	At least $140 million

GAAP operating cash flow	At least $285 million
Less: Capital expenditures	$10 million
Free cash flow (non-GAAP)	At least $275 million